Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA
+1.408.280.7900 www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 280-7900	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Quarter 2025 Financial Results

Announces Record Second Quarter 2025 Total Revenues

Santa Clara, CA, August 7, 2025 – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its second quarter ended June 30, 2025.

Financial Highlights of Second Quarter 2025

●	Record quarterly total revenues of $51.7 million, up 24% over last year’s comparable quarter
●	Record quarterly analytics revenue of $48.8 million, up 28% over last year’s comparable quarter
●	GAAP gross margin of 71% and non-GAAP gross margin of 76%
●	GAAP diluted earnings per share (EPS) of $0.03 and non-GAAP diluted EPS of $0.19
●	Backlog grew versus the last quarter to $232.6 million as of June 30, 2025

Total revenues for the second quarter of 2025 were $51.7 million, compared to $47.8 million for the first quarter of 2025 and $41.7 million for the second quarter of 2024. Analytics revenue for the second quarter of 2025 was $48.8 million, compared to $42.5 million for the first quarter of 2025 and $38.1 million for the second quarter of 2024. Integrated Yield Ramp revenue for the second quarter of 2025 was $2.9 million, compared to $5.3 million for the first quarter of 2025 and $3.5 million for the second quarter of 2024.

GAAP gross margin for the second quarter of 2025 was 71%, compared to 73% for the first quarter of 2025 and 71% for the second quarter of 2024.

Non-GAAP gross margin for the second quarter of 2025 was 76%, compared to 77% for the first quarter of 2025 and 75% for the second quarter of 2024.

On a GAAP basis, net income for the second quarter of 2025 was $1.1 million, or $0.03 per diluted share, compared to net loss of $3.0 million, or ($0.08) per diluted share, for the first quarter of 2025, and net income of $1.7 million, or $0.04 per diluted share, for the second quarter of 2024.

Non-GAAP net income for the second quarter of 2025 was $7.3 million, or $0.19 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.21 per diluted share, for the first quarter of 2025, and non-GAAP net income of $7.1 million, or $0.18 per diluted share, for the second quarter of 2024.

Financial Outlook

“The second quarter of 2025 saw strong customer activity and platform development, driven by AI-driven digitization. We achieved record bookings in both our Sapience™ Manufacturing Hub product family and newly acquired secureWISE® offering. The PDF Platform - spanning analytics, AI/Model Ops, enterprise connectivity, equipment, and supply chain - empowers customers to handle today’s complex manufacturing and testing environments and data requirements. With a strong portfolio and momentum, we reaffirm our 21-23% annual revenue growth prior guidance range for this year,” said John Kibarian, CEO and President.

PDF Solutions® Reports Second Quarter 2025 Financial Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at:  https://register-conf.media-server.com/register/BId4a92799e4e24169a58f6ea3c713566b. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases on and following the date of this release.

Second Quarter 2025 Financial Commentary Available Online

A Management Report reviewing the Company’s second quarter 2025 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets, amortization of debt issuance costs and the effects of certain non-recurring items, such as expenses for certain legal proceedings, non-recurring legal, finance, integration and other costs, recovery from previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and non-recurring legal, finance, integration and other costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s unaudited condensed consolidated financial statements presented below.

PDF Solutions® Reports Second Quarter 2025 Financial Results

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystems to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com/.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

Forward-Looking Statements

This press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2025, portfolio strength and momentum and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Other than statements of historical fact, all statements contained in this press release and the planned conference call are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, the evolving trade regulatory environment and geopolitical tensions, and other trends impacting the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; changes in laws and regulations, including recent tax and data privacy laws and regulations, or the interpretation or enforcement thereof; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed and its ability to use support and updates for certain open-source software; and other risks and uncertainties discussed in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to such reports. All forward-looking statements made in this press release and the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

PDF Solutions® Reports Second Quarter 2025 Financial Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$37,415	$90,594
Short-term investments	2,987	24,291
Accounts receivable, net	69,264	73,649
Prepaid expenses and other current assets	25,124	17,445
Total current assets	134,790	205,979
Property and equipment, net	61,853	48,465
Operating lease right-of-use assets, net	4,843	4,029
Goodwill	96,798	14,953
Intangible assets, net	56,330	12,307
Deferred tax assets, net	1,209	43
Other non-current assets	35,310	29,513
Total assets	$391,133	$315,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,555	$8,255
Accrued compensation and related benefits	13,984	16,855
Accrued and other current liabilities	9,069	8,752
Operating lease liabilities ‒ current portion	1,752	1,675
Deferred revenues ‒ current portion	23,363	25,005
Current portion of long-term debt, net	2,240	—
Total current liabilities	56,963	60,542
Long-term income taxes	2,958	2,915
Non-current operating lease liabilities	4,176	3,504
Long-term debt, net	65,877	—
Other non-current liabilities	3,639	2,291
Total liabilities	133,613	69,252

Stockholders’ equity:
Common stock and additional paid-in capital	518,061	502,908
Treasury stock, at cost	(162,887)	(159,352)
Accumulated deficit	(95,874)	(93,988)
Accumulated other comprehensive loss	(1,780)	(3,531)
Total stockholders’ equity	257,520	246,037
Total liabilities and stockholders’ equity	$391,133	$315,289

PDF Solutions® Reports Second Quarter 2025 Financial Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025 (1)	2025 (1)	2024	2025 (1)	2024

Revenues:
Analytics	$48,822	$42,471	$38,114	$91,293	$76,577
Integrated yield ramp	2,906	5,307	3,547	8,213	6,394
Total revenues	51,728	47,778	41,661	99,506	82,971

Costs and Expenses:
Costs of revenues	14,886	12,955	12,230	27,841	25,759
Research and development	14,913	14,628	12,649	29,541	25,633
Selling, general, and administrative	19,744	23,372	16,259	43,116	32,757
Amortization of acquired intangible assets	1,068	378	259	1,446	518
Income (loss) from operations	1,117	(3,555)	264	(2,438)	(1,696)
Interest expense	(1,242)	(311)	—	(1,553)	—
Interest income and other, net	196	870	1,479	1,066	3,171
Income (loss) before income tax benefit (expense)	71	(2,996)	1,743	(2,925)	1,475
Income tax benefit (expense)	1,075	(36)	(38)	1,039	(163)
Net income (loss)	$1,146	$(3,032)	$1,705	$(1,886)	$1,312

Net income (loss) per share:
Basic	$0.03	$(0.08)	$0.04	$(0.05)	$0.03
Diluted	$0.03	$(0.08)	$0.04	$(0.05)	$0.03

Weighted average common shares used to calculate net income (loss) per share:
Basic	39,148	39,088	38,619	39,118	38,456
Diluted	39,260	39,088	39,132	39,118	38,989

(1)	Analytics Revenue includes revenue from SecureWise LLC, a wholly owned subsidiary we acquired in March 2025.

PDF Solutions® Reports Second Quarter 2025 Financial Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024

GAAP
Total revenues	$51,728	$47,778	$41,661	$99,506	$82,971
Costs of revenues	14,886	12,955	12,230	27,841	25,759
GAAP gross profit	$36,842	$34,823	$29,431	$71,665	$57,212
GAAP gross margin	71%	73%	71%	72%	69%

Non-GAAP
GAAP gross profit	$36,842	$34,823	$29,431	$71,665	$57,212
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	1,257	1,342	1,185	2,599	2,385
Amortization of acquired technology	998	678	584	1,676	1,168
Non-GAAP gross profit	$39,097	$36,843	$31,200	$75,940	$60,765
Non-GAAP gross margin	76%	77%	75%	76%	73%

PDF Solutions® Reports Second Quarter 2025 Financial Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024

GAAP net income (loss)	$1,146	$(3,032)	$1,705	$(1,886)	$1,312
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,199	6,596	5,700	12,795	11,810
Amortization of acquired technology under costs of revenues	998	678	584	1,676	1,168
Amortization of other acquired intangible assets	1,068	378	259	1,446	518
Expenses for certain legal proceedings (1)	112	115	—	227	—
Non-recurring legal, finance, integration and other costs	159	4,345	—	4,504	—
Recovery from previously written-off property and equipment	(663)	—	—	(663)	—
Amortization of debt issuance costs	71	5	—	76	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(1,789)	(970)	(1,159)	(2,759)	(1,972)
Non-GAAP net income	$7,301	$8,115	$7,089	$15,416	$12,836

GAAP net income (loss) per diluted share	$0.03	$(0.08)	$0.04	$(0.05)	$0.03
Non-GAAP net income per diluted share	$0.19	$0.21	$0.18	$0.39	$0.33

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,260	39,088	39,132	39,118	38,989
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,260	39,285	39,132	39,273	38,989

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.
(2)

The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.